EX. 2.2

BTHC X, INC.

October __, 2009

Magellan Alpha Investments, Corp.

RE:     Share Subscription Agreement

We are pleased to accept the offer Magellan Alpha Investments, Corp. (the “Subscriber”) has made to purchase from BTHC X, Inc., a Delaware corporation (the “Company”), an aggregate of 4,087,953 shares of common stock of the Company, $0.001 par value per share (the “Common Stock” or the “Shares”). Any terms used herein but not defined herein shall have the meaning set forth in that certain Securities Purchase Agreement dated September 18, 2009, by and among the Subscriber, the Company and Pierre Galoppi (the “SPA”). The terms on which the Company is willing to sell the Shares to the Subscriber, and the Company’s and the Subscriber’s agreements regarding such Shares, are as follows:

1.      Purchase of Shares. For the aggregate sum of $60,000 (the “Purchase Price”), which the Company acknowledges receiving on the date hereof, the Company hereby sells and issues the Shares to the Subscriber, and the Subscriber hereby purchases the Shares from the Company, on the terms and subject to the conditions set forth in this Agreement. Concurrently with the Subscriber’s execution of this Agreement, the Company is delivering to the Subscriber a certificate registered in the Subscriber’s name representing the Shares, receipt of which the Subscriber hereby acknowledges.

2.  Representations and Warranties of the Company. To induce the Subscriber to purchase the Shares from the Company, the Company hereby represents and warrants to the Subscriber and agrees with the Subscriber as follows:

2.1     Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to enter into this Agreement and to carry out the transactions contemplated by this Agreement.The Company has no subsidiaries.

2.2     Authorization; No Breach.

(a) The execution and delivery of this Agreement, and performance of this Agreement have been duly authorized by the Company as of the date hereof. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms.

(b) The execution and delivery by the Company of this Agreement, and the sale and issuance of the Shares and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and will not as of the date hereof (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's capital stock or assets, (iv) result in a violation of, or (v) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the Certificate of Incorporation of the Company or the by-laws of the Company, or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject to or by which its property is bound, except for any filings required after the date hereof under federal or state securities laws.

2.3.      Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof the Shares, will be duly authorized and validly issued, fully paid and nonassessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof the Subscriber will receive good title to the Shares, free and clear of all liens, claims and encumbrances of any kind, other than (a) transfer restrictions hereunder and under the other agreements contemplated hereby, (b) transfer restrictions under federal and state securities laws, and (c) liens, claims or encumbrances imposed due to the actions of the Subscriber, and the issuance and sale of the Shares to the Subscriber is not subject to any preemptive rights or rights of first refusal or other similar rights.The Shares and the Shares issued under the SPA constitute 97.0% of the issued and outstanding shares of Common Stock of the Company.

2.4      Other Representations and Warranties. The Company hereby incorporates and confirms herein each of the representations and warranties made by the Company in Section 3.1 of the SPA, as if each such representation and warranty had been set forth in full and made in this Agreement, and any breach, violation or misrepresentation thereunder shall also be a breach hereunder.

3.     The Subscriber’s Representations, Warranties and Agreements. To induce the Company to issue and sell the Shares to the Subscriber, the Subscriber hereby represents and warrants to the Company and agrees with the Company as follows:

3.1.     No Government Recommendation or Approval. The Subscriber understands that no United States federal or state agency or similar agency of any other country, has passed upon or made any recommendation or endorsement of the offering of the Shares or the fairness or suitability of the investment in the Shares by the Subscriber nor have such authorities passed upon or endorsed the merits of the private placement of the Shares.

3.2.     Experience, Financial Capability and Suitability. The Subscriber is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of this investment and to make an informed decision relating thereto. The Subscriber is aware his investment in the Company is a speculative investment involving a high degree of risk that has limited liquidity, because of the restrictions on resale of the Shares and because there may never be an established market for the Company’s securities. The Subscriber has the financial capability for making the investment and the investment is a suitable one for the Subscriber. The Subscriber can, without impairing his financial condition, hold the Shares in the amount contemplated by this Agreement for an indefinite period of time. Subscriber has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Shares. The Subscriber can afford a complete loss of the investment in the Shares. The Subscriber acknowledges that the Company has urged the Subscriber to seek independent advice from professional advisors relating to the suitability of an investment in the Company and in connection with this Agreement, and that the Subscriber has sought and received such independent professional advice with respect to such investment and this

Agreement or, after careful consideration, the Subscriber has determined not to seek and/or receive such independent professional advice. Subscriber is purchasing the Shares for investment for the Subscriber’s own account only and not with the a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). The Subscriber understands that the Company is a publicly-traded shell company and understands that there is no assurance as to the future performance, if any, of the Company.

3.3.     Access to Information. Prior to the execution of this Agreement, the Subscriber has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained in order to make an informed and knowledgeable decision to acquire the Shares. Prior to the execution of this Agreement, the Subscriber has been furnished with all materials relating to the Company’s finances, operations, business and prospects of the Company related to the offer and sale of the Shares.

3.4     Regulation D/Rule 4(2) Offering. Subscriber understands that the Shares have not been registered under the Securities Act or any state securities law by reason of a specific exemption therefrom, and that the Company is relying on the truth and accuracy of, and the Subscriber’s compliance with, the representations and warranties and agreements of the Subscriber set forth herein to determine the availability of such exemptions and the eligibility of the Subscriber to acquire the Shares, including, but not limited to, the bona fide nature of the Subscriber’s investment intent as expressed herein. Subscriber represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act and acknowledges the sale contemplated hereby is being made in reliance on a private placement exemption to “accredited investors” within the meaning of Section 501(a) of Regulation D under the Securities Act or similar exemptions under state law; and, accordingly, such Shares will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and therefore Subscriber further acknowledges and understands that the Shares must be held indefinitely and may not be offered, sold, transferred, pledged or otherwise disposed of unless registered under the Securities Act and, if applicable, the securities laws of any applicable state or other jurisdiction or in the absence of such registration upon delivery to the Company of an opinion of counsel satisfactory to the Company that such registration is not required and Subscriber understands the certificates representing the Shares will contain a legend in respect of such restrictions. The Subscriber did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.

3.5.     Restrictions on Transfer. Subscriber acknowledges and understands the Shares are being offered in a transaction not involving a public offering within the meaning of the Securities Act and the Shares have not been registered under the Securities Act, and, if in the future the Subscriber decides to offer, sell, transfer, pledge or otherwise dispose of the Shares , such Shares may be offered, sold, transferred, pledged or otherwise disposed of only if registered under the Securities Act and, if applicable, the securities laws of any applicable state or other jurisdiction or in the absence of such registration upon delivery to the Company of an opinion of counsel satisfactory to the Company that such registration is not required. Absent registration or an available exemption from registration, the Subscriber agrees that it will not resell or otherwise transfer the Shares.

          3.6     Power and Authorization. The Subscriber possesses all requisite power and authority necessary to enter into and carry out the transactions contemplated by this Agreement. The execution and delivery of this Agreement, and performance of this Agreement, have been duly authorized by the Subscriber as of the date hereof. This Agreement constitutes the valid and binding obligation of the Subscriber, enforceable in accordance with its terms. The execution and delivery by the Subscriber of this Agreement, and the purchase of the Shares and the fulfillment of and compliance with the respective terms hereof and thereof by the Subscriber do not conflict with or result in a breach of the terms, condition or provisions of, or constitute a default under the organizational documents of, the Subscriber or any agreement, order, judgment or decree to which the Subscriber is subject or its property is bound.

4.     Restrictions on Transfer.

4.1     Securities Law Restrictions. Subscriber agrees not to offer, sell, transfer, pledge or otherwise dispose of the Securities unless registered under the Securities Act and, if applicable, the securities laws of any applicable state or other jurisdiction or in the absence of such registration upon delivery to the Company of an opinion of counsel satisfactory to the Company that such registration is not required.

4.2     Restrictive Legends. All certificates representing the Shares, shall have endorsed thereon legends substantially as follows or to substantially the same effect:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND, IF APPLICABLE, THE SECURITIES LAWS OF ANY APPLICABLE STATE OR OTHER JURISDICTION OR IN THE ABSENCE OF SUCH REGISTRATION UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATSIFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

4.3     Additional Shares or Substituted Securities. In the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, an adjustment in exercise price or terms, a recapitalization or a similar transaction affecting the Company’s outstanding capital stock without receipt of consideration, any new, substituted or additional securities or other property which are by reason of such transaction distributed with respect to any Shares or any other securities into which such Shares thereby become convertible shall immediately be subject to this Agreement.

5.     Other Agreements.

5.1.     Further Assurances. Subscriber and Company agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

5.2     Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party’s address set forth on the first page of this Agreement or to such other address as a party may designate by notice hereunder, and shall be either (a) delivered by hand, (b) sent by overnight courier, or (c) sent by certified mail, return receipt requested, postage prepaid. All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iii) if sent by certified mail, on the fifth (5th) business day following the day such mailing is made.

5.3     Entire Agreement. This Agreement, the SPA and the other Transaction Documents supersede all prior oral or written agreements and understandings relating to the subject matter hereof and thereof.

5.4.     Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

5.5     Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

5.6     Assignment. The rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party.

5.7     Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

5.8     Governing Law; Waiver of Jury Trial. (a) All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the transactions contemplated thereby shall be governed by and construed and enforced in accordance with the internal laws of the State of New York applicable to contracts and agreements made and to be performed solely within the State of New York. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(b)     WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

5.9     Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

5.10     No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

5.11     Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

5.12     No Broker or Finder. Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on their behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

5.13     Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

     5.14     Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by electronic mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

  If the foregoing accurately sets forth our understanding and agreement, please sign the enclosed copy of this agreement and return it to us.

Very truly yours,

BTHC X, INC.

By: __________________________
Name:
Title:

Accepted and agreed as of this
___ day of October, 2009

MAGELLAN ALPHA INVESTMENTS, CORP.

By:___________________________
Name: George Syllantavos
Title: President